SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                    Current Report Pursuant to Section 13 or
                  15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 9, 2000

                             CAREMATRIX CORPORATION
                             ----------------------
             (Exact name of registrant as specified in its charter)

          Delaware                  001-12242                 04-3069586
          --------                  ---------                 ----------
(State or other jurisdiction       (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)

             197 First Avenue, Needham, MA                      02494
             -----------------------------                      -----
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (781) 433-1000
                                                           --------------

                                       N/A
                                      -----
         (Former name or former address, if changed since last report.)
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Item 3. Bankruptcy or Receivership.

      On November 9, 2000, CareMatrix Corporation (the "Company") and certain, but not all, of its subsidiaries filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. The Company issued a press release announcing that it will continue operations while developing a plan of reorganization. The filing was made in the United States Bankruptcy Court for the District of Delaware. The Court assumed jurisdiction on November 9, 2000 and left the existing directors and officers in possession. The press release is incorporated herein by reference and attached hereto as Exhibit 99.1.

Item 5. Other Events.

      On November 9, 2000, the Company issued a press release announcing the resignation of Abraham D. Gosman, as Chief Executive Officer and Chairman of the board of directors, Andrew D. Gosman, as a director and Michael M. Gosman, as a director. The press release is incorporated herein by reference and attached hereto as Exhibit 99.2.

Item 7. Financial Statements and Exhibits.

      (c)  Exhibits.

        The following exhibits are filed herewith:

           99.1  Press release dated November 9, 2000 of CareMatrix Corporation.
           99.2  Press release dated November 9, 2000 of CareMatrix Corporation.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CAREMATRIX CORPORATION


                                    By: /s/ Michael J. Zaccaro
                                        --------------------------
                                        Michael J. Zaccaro
                                        President and Chief Operating Officer


Date: November 13, 2000

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                                  EXHIBIT INDEX

                               Exhibit                               Page Number

99.1  Press release dated November 9, 2000 of CareMatrix Corporation.     5
99.2  Press release dated November 9, 2000 of CareMatrix Corporation      6